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                                                                    EXHIBIT 99.1

FORM OF PROXY

                              DEKALB COMMUNITY BANK

                                  FORM OF PROXY

      THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS OF DEKALB COMMUNITY BANK FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD _______, _________, 2005.

      The undersigned hereby appoints _________ and ________, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of DeKalb Community Bank, held by the undersigned on ____________, 2005 at the Special Meeting In Lieu of Annual Meeting of Shareholders to be held ___________, __________, 2005, at ____ p.m.
(CST), and any adjournment(s) thereof.

      1. To approve and adopt the agreement and plan of merger, dated November 16, 2004, among Wilson Bank Holding Company, a Tennessee corporation, Wilson Bank and Trust, a state chartered bank incorporated under the laws of the State of Tennessee, and DeKalb Community Bank, a state chartered bank incorporated under the laws of the State of Tennessee, and the merger of DeKalb Community Bank with and into Wilson Bank And Trust.

            ____ FOR                ____ AGAINST                    ____ ABSTAIN

      2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote "For" proposal 1.

If no direction is made, this proxy will be voted FOR the Proposal to approve the Merger and the Agreement and Plan of Merger.

Signature                   ___________________________   Date _________________

Signature (if held jointly) ___________________________   Date _________________

      Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.

BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ADDRESSED POSTAGE PAID ENVELOPE PROVIDED